Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 24, 2022, with respect to the consolidated financial statements of Taboola.com Ltd. for the year ended December 31, 2021, included in this Amendment No.2 to the Registration Statement (Form F-1 No. 333-257879) and the related Prospectus of Taboola.com, Ltd. dated April 13, 2022.

April 13, 2022	Kost Forer Gabbay & Kasierer
Tel-Aviv, Israel	A Member of Ernst & Young Global